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                                                                 Exhibit 2(n)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Registration Statement of DECS Trust III on Form N-2 filed with the Securities and Exchange Commission on or about March 5, 1998 of our report dated March 4, 1998 on our audit of the Statement of Assets, Liabilities and Capital of DECS Trust III as of March 3, 1998. We also consent to the reference to our firm under the caption "Experts."


                                                Coopers & Lybrand L.L.P.


New York, New York
March 4, 1998